EXHIBIT 10.7

PRIME MERIDIAN HOLDING COMPANY

2015 STOCK INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of the 2015 Stock Incentive Compensation Plan (“Plan”) of Prime Meridian Holding Company (“Prime Meridian” or “Company”) is to provide a means through which the Company and its subsidiary, Prime Meridian Bank (“Bank”), may attract able persons to enter and remain in the employ or other service of the Company and the Bank, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of Prime Meridian and rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between Prime Meridian’s shareholders and the Plan participants. Furthermore, the Plan is to be used to provide Plan participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. The Plan provides for the granting of the following forms of stock compensation: Incentive Stock Options; Non-qualified Stock Options; Stock Appreciation Rights; Restricted Stock Awards; Phantom Stock Unit Awards; and Performance Share Units, or any combination of the foregoing.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Appreciation Date” shall mean the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him, which date shall be the date notice of such designation is received by the Committee, or its designee.

(b) “Award” shall mean, individually or collectively, any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, or Performance Share Unit Award.

(c) “Board” shall mean the Board of Directors of Prime Meridian.

(d) “Cause” shall mean the Company or the Bank having cause to terminate a Participant’s employment under any existing employment agreement between the Participant and the Company or the Bank or, in the absence of such an employment agreement, upon: (i) the determination by the Committee that the Participant has failed to perform his duties to Prime Meridian or the Bank (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party; (ii) the Committee’s determination that the Participant has engaged in or is about to engage in conduct materially injurious to Prime Meridian or the Bank; or (iii) the Participant having been convicted of a felony.

(e) “Change in Control” shall, unless the Committee otherwise directs by resolution adopted prior thereto, be deemed to occur if: (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities and Exchange Act of 1934 [“Exchange Act”]) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting stock; or (ii) during any 12-month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Prime Meridian’s shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of Prime Meridian’s capital stock entitled to vote in the election of directors (“Voting Stock”) prior to said combination, own fifty percent (50%) or more of the resulting entity’s voting stock shall not, by itself, be considered a Change in Control.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” shall mean the Compensation Committee of the Board; provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act, such Committee shall be comprised solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act. All references in this Plan to the “Committee” shall mean the Board if no Compensation Committee has been appointed.

(h) “Common Stock” shall mean the Common Stock of the Company, par value $0.01 per share.

(i) “Company” shall mean Prime Meridian Holding Company, a Florida corporation.

(j) “Date of Grant” shall mean the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k) “Director Fees” shall mean annual retainers, monthly fees or committee meeting fees for serving as directors of Prime Meridian or the Bank.

(l) “Disability” shall mean the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean the average of: (i) the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded for the ten (10) trading days immediately preceding the date of determination, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price of the Common Stock on the NASDAQ National Market for the ten (10) trading days immediately preceding the date of determination, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price last quoted by an established quotation service for over-the-counter securities for the ten (10) trading days immediately preceding the date of determination, if the Common Stock is not reported on the NASDAQ National Market. However, if the Common Stock is not publicly-traded at the time an Award is granted under the Plan, “Fair Market Value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

(o) “Holder” shall mean a Participant who has been granted an Award under the Plan.

(p) “Incentive Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

(q) “Measurement Period” shall mean a period of time within which performance is measured for the purpose of determining whether an award of Performance Share Units has been earned.

(r) “Non-qualified Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option, as contemplated by Section 422 of the Code.

(s) “Normal Termination” shall mean termination: (i) with respect to Prime Meridian or the Bank, at retirement (excluding early retirement) pursuant to the Company retirement plan then in effect; (ii) on account of Disability; (iii) a resignation by the Participant with the written approval of the Committee; or (iv) by Prime Meridian or the Bank without cause.

(t) “Option” shall mean an Award granted under Section 6 of the Plan.

(u) “Option Period” shall mean the period described in Section 6(c).

(v) “Participant” shall mean any person eligible to receive Awards under the Plan who is regularly employed by Prime Meridian or the Bank or serving as a director of Prime Meridian or the Bank.

(w) “Performance Goals” shall mean the performance objectives of Prime Meridian and the Bank during a Measurement Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for a Measurement Period or Restricted Period.

(x) “Performance Share Unit” shall mean a hypothetical investment equivalent, equal to one share of Common Stock granted in connection with an Award made under Section 9 of the Plan.

(y) “Phantom Stock Unit” shall mean a hypothetical investment equivalent, equal to one share of Common Stock granted in connection with an Award made under Section 10 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Section 9.

(z) “Plan” shall mean the 2015 Stock Incentive Compensation Plan of Prime Meridian Holding Company.

(aa) “Prime Meridian” shall mean Prime Meridian Holding Company.

(bb) “Restricted Period” shall mean, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 9(b) of the Plan.

(cc) “Restricted Stock” shall mean shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 10 and any new, additional, or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 12.

(dd) “Restricted Stock Award” shall mean an Award granted under Section 10 of the Plan.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff) “Stock Appreciation Right” or “SAR” shall mean an Award granted under Section 8 of the Plan.

(gg) “Valuation Date” shall mean the last day of a Measurement Period or the date of death of a Participant, as applicable.

3. Effective Date, Duration, Shareholder Approval, and Termination of 2007 Stock Option Plan. The Board of Directors of Prime Meridian at a meeting held on April 9, 2015, recommended the Plan for the approval by the Company’s shareholders at its 2015 Annual Meeting of Shareholders to be held on May 20, 2015. The Plan will be effective following the Company’s receipt of shareholder approval and subsequent final adoption by the Board. The Plan shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 16 of the Plan. Upon the effective date of the Plan, no further awards shall be granted under the Company’s 2007 Stock Option Plan. Any outstanding stock option granted under the 2007 Stock Option Plan will governed under the terms of the 2007 Stock Options Plan, but no new stock option grants will be awarded under the 2007 Stock Option Plan.

4. Administration. The Committee shall administer the Plan. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the persons to be Participants in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made;

(d) Determine the duration of each Measurement Period;

(e) Determine the conditions to which the payment of Awards may be subject;

(f) Establish the Performance Goals for each Measurement Period;

(g) Prescribe the form or forms of agreement evidencing Awards; and

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Non-qualified Stock Options, SARs, Phantom Stock Units, Performance Share Units and Shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, the Measurement Period, and the duration of any applicable Restricted Period.

The Committee shall also have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee.

5. Grant of Awards. The Committee may, from time to time, grant awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units and/or Performance Share Units to one or more Participants; provided, however, that:

(a) Subject to Section 12 of the Plan, the aggregate number of shares of Common Stock made subject to Awards under this Plan shall be 500,000 shares of Common Stock, provided however, that the amount awarded may not exceed fifteen percent (15%) of Prime Meridian’s authorized and outstanding shares, as the authorized and outstanding shares may increase in the future;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Common Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan to the fullest extent permitted by the Exchange Act (if applicable at the time); and

(c) Common Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase.

(d) Participants shall be limited to directors, officers, and employees of Prime Meridian and the Bank who have received written notification from the Committee that they have been selected to participate in the Plan.

6. Stock Options. One or more Incentive Stock Options or Non-qualified Stock Options can be granted to any Participant; provided, however, that Incentive Stock Options may be granted only to Participants who are officers or employees of the Company or the Bank. Each Option so granted shall be subject to the following conditions.

(a) Option price. In the case of an Incentive Stock Option or Non-qualified Stock Option, the option price (“Option Price”) per share of Common Stock shall be set by the Committee at the time of grant, but shall not be less than the Fair Market Value of a share of Common Stock at the Date of Grant.

(b) Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised.

(c) Other terms and conditions. The Option shall become exercisable in such manner and within such period or periods (“Option Period”), not to exceed ten (10) years from its Date of Grant, and as otherwise set forth in the individual Stock Option Agreement to be entered into in connection therewith.

(d) Expiration. Each Option shall lapse in the following situations:

(i) Ten (10) years after the Date of Grant;

(ii) Three (3) months following a Normal Termination or the death of an employee or one (1) year following a director’s resignation from the Board or death;

(iii) Any earlier time set forth in the Stock Option Agreement;

(iv) If the Holder terminates his relationship as an officer, employee, or director with Prime Meridian or the Bank otherwise than by Normal Termination, director resignation, or death or the Holder is terminated for Cause, the Option shall lapse at the time of termination.

(e) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a “Stock Option Agreement” between Prime Meridian and the Holder of the Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the individual Stock Option Agreement.

(ii) Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Common Stock, when the Holder purchases the share or exercises a related SAR, or when the Option lapses.

(iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him or her.

(iv) Each Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

(v) Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(f) Grants to 10% Holders of Company Voting Stock. Notwithstanding Section 6(a) herein, if an Incentive Stock Option is granted to a Holder who owns Company stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of Prime Meridian and the Bank, the period specified in the Stock Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five (5) years from the Date of Grant of such Option and the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value (on the Date of Grant) of the Common Stock subject to the Option.

(g) Limitation. To the extent the aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and the Bank) exceeds One Hundred Thousand Dollars ($100,000), such excess Incentive Stock Options shall be treated as Non-qualified Stock Options.

(h) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Non-qualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at the Option Price, during the exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, exercise period, or any other terms and conditions of the Non-qualified Stock Option surrendered.

(i) Order of Exercise. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

(j) Notice of Disposition. Participants shall give prompt notice to Prime Meridian of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the Date of Grant of such Option and/or one (1) year after the receipt of such Common Stock by the Holder.

7. Stock Appreciation Rights. Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability, and lapse rules established by the Committee.

(b) Failure to Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market value of the Stock exceeds the Option Price, the Holder has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Holder on such last day and Prime Meridian shall make the appropriate payment therefor.

(c) Payment. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, as defined in Section 6(a) herein, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Designation of Appreciation Date. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded.

8. Performance Shares.

(a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Measurement Periods of not less than one (1) year nor more than three (3) years. At the beginning of each Measurement Period, the Committee will establish in writing Performance Goals based upon financial or other objectives for the Company for such Measurement Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on shareholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during a Measurement Period by the Company or the Bank. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

(b) Determination of Award. At the completion of a Performance Share program, or at other times as specified by the Committee, the Committee shall calculate the amount earned with respect to each Participant’s award by multiplying the Fair Market Value on the Valuation Date by the number of Performance Share Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Performance Goals.

(c) Partial Awards. A Participant for less than a full Measurement Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Measurement Period as the Committee shall determine.

(d) Payment of Non-deferred Awards. The amount earned with respect to an Award shall be fully payable in shares of Common Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant upon the specific request of such Participant. Except as provided in subparagraph 8(e), payments of Awards shall be made as soon as practicable after the completion of a Measurement Period.

(e) Deferral of Payment. A Participant may file a written election with the Committee to defer the payment of any amount otherwise payable pursuant to subparagraph 8(d) on account of an Award to a period commencing at such future date as specified in the election. Such election must be filed with the Committee by the last day of the month which is two-thirds of the way through but in no event later than the last day of the month which is six-months before the end of the Measurement Period during which the Award is earned, unless the Committee specifies an earlier filing date.

(f) Separate Accounts. At the conclusion of each Measurement Period, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. All amounts credited to such account shall be fully vested at all times.

(g) Election of Form of Investment. Within sixty (60) days from the end of each Award Period, and at such time or times, if any, as the Committee may permit, a Participant may file a written election with the Committee of the percentage of the deferred portion of any Award of Performance Share Units which is to be expressed in the form of dollars and credited with interest, the percentage of such Award which is to be expressed in the form of Phantom Stock Units and the percentage of such Award which is to be deemed invested in any other hypothetical investment equivalent from time to time made available under the Plan by the Committee. In the event a Participant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Participant’s Award shall be expressed in the form of Phantom Stock Units.

(h) Interest Portion. The amount of interest credited with respect to the portion of an Award credited to the Participant’s account which is deferred and credited with interest (the “Interest Portion”) shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Measurement Period with respect to which the Award was made until the seventh (7th) business day preceding the date as of which payment is made, compounded annually, at the Company’s rate of return on shareholders’ equity for each fiscal year that payment is deferred, or at such other rate as the Committee may from time to time determine. The Committee may, in its sole discretion, credit interest on amounts payable prior to the date on which the Company’s rate of return on shareholders’ equity becomes ascertainable at the rate applicable to deferred amounts during the year immediately preceding the year of payment.

(i) Phantom Stock Unit Portion. With respect to the portion of an Award credited to the Participant’s account which is deferred and expressed in the form of Phantom Stock Units (the “Phantom Stock Unit Portion”), the number of Phantom Stock Units so credited shall be equal to the result of dividing (i) the Phantom Stock Unit Portion by (ii) the Fair Market Value on the date the Measurement Period ended.

(j) Dividend Equivalents. Within thirty (30) days from the payment of a dividend by Prime Meridian on its Common Stock, the Phantom Stock Unit Portion of each Participant’s account shall be credited with additional Phantom Stock Units the number of which shall be determined by (i) multiplying the dividend per share paid on the Company’s Common Stock by the number of Phantom Stock Units credited to his or her account at the time such dividend was declared, then (ii) dividing such amount by the Fair Market Value on the payment date for such dividend.

(k) Payment of Deferred Awards. Payment with respect to amounts credited to the account of a Participant shall be made in a series of annual installments over a period of ten (10) years, or such other period as the Committee may direct, or as the Committee may allow the Participant to elect, in either case at the time of the original deferral election. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the Phantom Stock Unit Portion of a Participant’s account based on the percentage of the Participant’s account which he originally elected to be credited with interest and with Phantom Stock Units, or, if a later election has been permitted by the Committee and is then in effect, based on the percentage specified in such later election. Payments shall commence on the date specified by the Participant in his deferral election, unless the Committee in its sole discretion, at the time of the original deferral election, determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his account shall have been completed, payment with respect to such amounts shall be made to the Participant’s estate in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant’s or his estate’s account which, if multiplied by the number of installments remaining to be paid would be equal to the entire amount then credited to the Participant’s account.

(l) Composition of Payment. The Committee shall cause all payments with respect to deferred Awards to be made in a manner such that not more than one-half of the value of each installment shall consist of Common Stock. To that end, payment with respect to the Interest Portion and the Phantom Stock Unit Portion of a Participant’s account shall be paid in cash and Common Stock as the Committee shall determine in its sole discretion. The determination of any amount to be paid in cash for Phantom Stock Units shall be made by multiplying (i) the Fair Market Value of one share of Common Stock on the date as of which payment is made, by (ii) the number of Phantom Stock Units for which payment is being made. The determination of the number of shares of Common Stock, if any, to be distributed with respect to the Interest Portion of a Participant’s account shall be made by dividing (i) one-half of the value of such portion on the date as of which payment is made, by (ii) the Fair Market Value of one (1) share of Common Stock on such date. Fractional shares shall be paid in cash.

(m) Alternative Investment Equivalents. If the Committee shall have permitted Participants to elect to have deferred Awards of Performance Share Units invested in one or more hypothetical investment equivalents other than interest or Phantom Stock Units, such deferred Awards shall be credited with hypothetical investment earnings at such rate, manner and time as the Committee shall determine. At the end of the deferral period, payment shall be made in respect of such hypothetical investment equivalents in such manner and at such time as the Committee shall determine.

(n) Adjustment of Performance Goals. The Committee may, during the Measurement Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Measurement Period in: (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

9. Restricted Stock Awards and Phantom Stock Units.

(a) Award of Restricted Stock and Phantom Stock Units. The Committee shall have the authority: (1) to grant Restricted Stock and Phantom Stock Unit Awards; (2) to issue or transfer Restricted Stock to Participants; and (3) to establish terms, conditions, and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, that may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of Prime Meridian an agreement with respect to Restricted Stock and escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company, as the purchase price of the shares of Common Stock subject to such Award, the aggregate par value of such shares of Common Stock within sixty (60) days following the making of such Award. If a Participant shall fail to execute the agreement, escrow agreement and stock powers or shall fail to pay such purchase price within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Holder shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

In the case of a Phantom Stock Units Award, no shares of Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). Dividend Equivalents credited to Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

(b) Restrictions. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the grant; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) herein and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the units shall be subject to forfeiture to the extent provided in subparagraph (d) herein, and to the extent such units are forfeited, all rights of the Holder to such units shall terminate without further obligation on the part of the Company; and (2) any other restrictions which the Committee may determine in advance are necessary or appropriate.

The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee with respect to the Award.

(d) Forfeiture Provisions. In the event a Holder terminates employment or service as a director during a Restricted Period, that portion of the Award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be treated as follows.

(i) For a resignation or discharge the Non-Vested Portion of the Award shall be completely forfeited.

(ii) For a Normal Termination the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

(iii) Upon a Participant’s death the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant’s estate as soon as practicable following the Participant’s death.

(e) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Common Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his estate, free of all restrictions under the Plan.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, Prime Meridian shall deliver to the Holder or his estate without any charge one share of Common Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“vested unit”) and cash equal to any Dividend Equivalents credited with respect to each such vested unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for vested units. If cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit.

(f) Payment for Restricted Stock. Except as provided in subparagraph 9(a) herein, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award.

10. General.

(a) Additional Provisions of an Award. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms, or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award, or Phantom Stock Unit Award.

(c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Common Stock issued under the Plan. If the shares issued under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding. Notwithstanding any other provision of the Plan, Prime Meridian or the Bank, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state, or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company or the Bank, as appropriate prior to delivery of such Common Stock, the amount of any such taxes that Prime Meridian or the Bank is required to withhold, if any, with respect to the Award of such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six months prior to the date such tax obligation is determined.

(e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of Prime Meridian or the Bank.

(f) Payments Upon Death of Participant. Upon the death of a Participant in the Plan, Prime Meridian shall pay the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units, or Restricted Stock, if any, due under the Plan to the Participant’s estate.

(g) Payments to Persons Other than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board and each other employee, officer or director of Prime Meridian or the Bank to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Prime Meridian’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan will be administered in accordance with federal laws, or in the absence thereof, the laws of the State of Florida.

(j) Funding. No provision of the Plan shall require Prime Meridian, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Non-transferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged, or encumbered except by will or the laws of descent and distribution.

(l) Reliance on Reports. Each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant or attorney of Prime Meridian and the Bank and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of Prime Meridian or the Bank except as otherwise specifically provided.

(n) Expenses. The expenses of administering the Plan shall be borne by Prime Meridian and the Bank.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

11. Changes in Capital Structure. Unless the Committee specifically determines otherwise, options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution as to the number, price, or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable: (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award; or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, unless the Committee specifically determines otherwise, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 11 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

(a) In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units, or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 6(g) herein to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

(b) In the event of a Change in Control, all incomplete Measurement Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall: (i) determine the extent to which Performance Goals with respect to each such Measurement Period have been met based upon such audited or unaudited financial information then available as it deems relevant; (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Measurement Period based upon the Committee’s determination of the degree of attainment of Performance Goals; and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

13. Payment to Specified Employee. Notwithstanding anything herein to the contrary, to the extent that the Participant is determined to be a specified employee as described in Section 409A(2)(B) of the Code, then payments to the Participant may not be made before the date that is six (6) months after the Participant’s separation from service.

14. Non-exclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Amendments and Termination.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan, or to comply with applicable self-regulatory organization rules or requirements.

(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

(i) materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 11 and 15[a] of the Plan);

(ii) materially increase benefits to Participants, including any material change that permits a repricing (or decrease in exercise price) of outstanding Options, or reduces the price at which Options may be offered, or extends the duration of the Plan;

(iii) materially expand the class of participants eligible to participate in the Plan; and

(iv) expand the types of Options or other Awards provided under the Plan.

(c) The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an award previously granted to him or her.

This 2015 Stock Incentive Compensation Plan was presented to and approved by the shareholders holding a majority of the outstanding shares of Prime Meridian’s common stock voted at the Annual Meeting of Shareholders held on May 20, 2015.

PRIME MERIDIAN HOLDING COMPANY

/s/ Jill Macmillan	/s/ Richard W. Weidner
Jill Macmillan Corporate Secretary	Richard A. Weidner Chairman of the Board